UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2008

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida	33027

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(954) 364-6900

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

        On July 21, 2008, Elizabeth Arden, Inc. (the "Company") entered into the Eighth Amendment to its Second Amended & Restated Credit Agreement (the "Credit Facility"), among the Company, as borrower, JPMorgan Chase Bank, N. A., as administrative agent and lender, Bank of America, N. A., as collateral agent and lender, and the banks named therein, which, among other things, (i) increases the size of the Credit Facility to $325 million, subject to the Company's right to adjust the limits up to $375 million, and (ii) establishes a temporary increase in the Company's borrowing base of up to $25 million from August 15 until October 31 of each fiscal year, provided that the Company may terminate such temporary increase at any time after October 1 of such fiscal year under certain conditions. The Eighth Amendment did not change the interest rate payable by the Company on borrowings under the Credit Facility.

        Attached to this Current Report on Form 8-K as Exhibit 10.1 is a copy of the Amendment.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
10.1

Eighth Amendment to Second Amended and Restated Credit Agreement, dated as of July 21, 2008, among the Company and JPMorgan Chase Bank, N. A., as administrative agent, Bank of America, N. A. (successor in interest by merger to Fleet National Bank), as collateral agent, and the banks listed on the signature pages thereto.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: July 22, 2008	/s/ Marcey Becker

Marcey Becker Senior Vice President, Finance